Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-256169), (No. 333-204507), (No. 333-144698) and (No. 333-125454) on Form S-8 and (No. 333-263375) and (No. 333-274161) on Form S-3 of our report dated December 13, 2024, relating to the consolidated financial statements, which appears on page F-1 of this annual report on Form 10-K for the year ended September 30, 2024.

/s/ BAKER TILLY US, LLP

Chicago, IL
December 13, 2024